Exhibit 5.1

Tel-Aviv, July 31, 2023

SuperCom Ltd.
3 Rothschild Street
Tel Aviv 6688106
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to SuperCom Ltd., a company organized under the laws of the State of Israel (the “Company”) in connection with the Registration Statement on Form F-1 (as amended through the date hereof, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering by the Company under the Registration Statement of up to an aggregate amount of 8,000,000 units consisting of (i)(a) one ordinary share, with a par value NIS 2.5 per share, of the Company (the “ordinary shares”), and (b) one warrant to purchase one ordinary share (the “Regular Warrant” and together with the ordinary shares, the “Unit”); and (ii)(a) one pre-funded warrant to purchase one ordinary share at an exercise price of $0.0001 per ordinary share (the “Pre-Funded Warrants”), and (b) the Regular Warrant (together with the Pre-Funded Warrant, the “Pre-Funded Unit”). The Regular Warrants and the Pre-Funded Warrants are collectively referred to herein as the “Warrants”; the Warrants, the Units, the Pre-Funded Units and the ordinary shares underlying all and any of them are collectively referred to herein as the “Securities”. The Securities are being registered by the Company in connection with a best efforts public offering of the Company (the “Offering”).

In connection herewith, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion, and we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the ordinary shares underlying the Units have been duly authorized by the Company, and when issued and sold in the Offering as contemplated in the Registration Statement against payment to the Company of the consideration per Security and subject to final action by the Board of Directors of the Company or a pricing committee of the Board of Directors of the Company approving the precise number and the price of the ordinary shares, will be validly issued, fully paid and non-assessable and (ii) the ordinary shares underlying the Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

The opinion set forth above is subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

In rendering the foregoing opinion, we have assumed that: (i) the Company will issue and deliver the Warrants, the Units, the Pre-Funded Units and the ordinary shares underlying all and any of them in the manner contemplated by the Registration Statement; and (ii) the Warrants, the Units, the Pre-Funded Units and the ordinary shares underlying all and any of them will be issued in compliance with applicable federal and state securities laws.

 The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a lawyer who is a member of the bar of the State of Israel exercising customary professional diligence would reasonably recognize as being applicable to the foregoing transactions..

In addition, the foregoing opinions are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ S. FRIEDMAN, ABRAMSON & CO S. FRIEDMAN, ABRAMSON & CO. Advocates